Exhibit 99.1

Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Reports Fourth Quarter and Annual 2025 Financial Results, Declares Quarterly Cash Dividend

HUDSON, MA; January 29, 2026 – Avidia Bancorp, Inc. (the “Company”) (NYSE: “AVBC”), the holding company of Avidia Bank, today reported fourth quarter and annual 2025 consolidated financial results. Net income for the fourth quarter of 2025 was $5.3 million, or $0.29 per share, compared to net income of $3.5 million for the fourth quarter of 2024. For the year ended December 31, 2025, the net loss was $3.3 million, or ($0.18) per share, compared to net income of $11.5 million for the year ended December 31, 2024.

The Company also announced today the declaration of a quarterly cash dividend of $0.05 per share on its outstanding shares of common stock, payable on or about February 26, 2026, to stockholders of record as of the close of business on February 17, 2026. This is the Company’s initial cash dividend payment following its initial public stock offering in July 2025.

“Our primary objective of deploying our newly issued capital in a disciplined manner was reflected in fourth quarter results.” said Robert Cozzone, President and Chief Executive Officer. “Growth across most commercial loan categories was fully funded with core deposits growth, leading to net interest margin expansion. In addition, solid earnings for the quarter contributed to 2.1% growth in tangible book value per share. We are also pleased to announce the initiation of our first quarterly dividend.”

SELECTED FOURTH QUARTER FINANCIAL HIGHLIGHTS

•
Net income was $5.3 million, or $0.29 per share, for the fourth quarter.
•
Net interest margin increased quarter-over-quarter by 11 basis points to 3.54%.
•
Efficiency ratio of 67.2% continues to improve over prior periods.
•
Book value per share and tangible book value per share (non-GAAP) increased to $18.88 and $18.28, respectively. See the non-GAAP reconciliation at the end of this document for further information.

BALANCE SHEET:

Total assets were $2.84 billion at December 31, 2025, increasing $50.1 million, or 1.8%, from September 30, 2025.

•
Total cash and cash equivalents increased by $33.6 million, or 30.0%, to $145.5 million from $111.9 million in the prior quarter, primarily as a result of $48.7 million in deposit growth, partially offset by loan growth of $23.7 million.
•
Total loans increased by $23.7 million, or 1.0%, to $2.30 billion, from $2.27 billion in the prior quarter. Moderate growth was seen across most segments, and was led by increases of $8.5 million, or 1.6%, in commercial real estate loans and $8.5 million, or 1.7%, in condominium association loans.
o
Loan exposure related to non-medical office space at December 31, 2025 was $89.3 million or 3.9% of gross loans. When excluding owner-occupied, total non-medical office exposure was $71.4 million.
•
Deposits increased by $48.7 million, or 2.3%, to $2.13 billion from $2.08 billion in the prior quarter, driven primarily by growth within the wholesale payments business. NOW accounts grew $62.3 million, non-interest-bearing demand accounts increased $17.0 million and savings accounts were also up $8.4 million. This growth was offset by decreases in money market accounts of $28.0 million and certificates of deposits of $10.9 million.
•
Total shareholders’ equity increased by $7.0 million, or 1.9%, to $379.0 million from $372.0 million in the prior quarter, primarily the result of net income of $5.3 million and a $1.6 million increase in accumulated other comprehensive income.
•
Shareholders' equity to total assets was 13.36% as of December 31, 2025, compared to 13.35% at the prior quarter-end. Tangible shareholders' equity to tangible assets (non-GAAP) was 12.99% compared to 12.98% for these respective dates.

Total assets at December 31, 2025 increased $180.6 million, or 6.8% from December 31, 2024.

•
Total loans increased $100.3 million, or 4.6%, from $2.20 billion at December 31, 2024. Growth was seen across most segments, and was led by increases of $50.7 million, or 10.5%, in commercial real estate loans and $20.8 million, or 24.8%, in multi-family loans.
•
Deposits increased by $61.5 million, or 3.0%, from $2.07 billion at December 31, 2024, driven primarily by growth within the wholesale payments business.

NET INTEREST INCOME

Net interest income was $23.6 million for the quarter ended December 31, 2025, compared to $23.4 million for the prior quarter, an increase of $177 thousand, or 0.8%. The net interest margin expanded 11 basis points to 3.54% for the quarter from 3.43% in the prior quarter.

•
The yield on interest-earning assets increased by 9 basis points to 5.06% as reinvestment of cash flow of fixed rate loans continue to reprice upward.
•
The cost of deposits increased by 2 basis points to 1.35% from 1.33% in the prior quarter as the previous quarter benefited from low-cost deposits associated with funds held at the Bank related to the subscription offering.

Net interest income was $86.5 million for the year ended December 31, 2025, compared to $73.3 million for the year ended December 31, 2024, an increase of $13.2 million, or 18.1%. The net interest margin expanded 37 basis points to 3.29% for the year ended December 31, 2025, from 2.92% for the year ended December 31, 2024.

NON-INTEREST INCOME

Noninterest income was $3.7 million for the quarter ended December 31, 2025, compared to $4.5 million for the prior quarter, representing a decrease of $810 thousand, or 17.9%.

•
Net loss on sale of securities available for sale was $218 thousand from the disposal of $1.3 million in low performing investments.
•
Payment processing income was $1.7 million, compared to $1.9 million for the prior quarter, representing a decrease of $137 thousand due to lower activity.
•
Other non-interest income was $528 thousand, compared to $999 thousand in the prior quarter, representing a decrease of $471 thousand. The decrease was related to a $128 thousand write-down of our mortgage servicing asset as well as a $221 thousand loss on the disposition of fixed assets.

Noninterest income was flat at $17.0 million for the years ended December 31, 2025 and 2024 as lower mortgage banking income was offset by lower loss on sales of available for sale and equity securities.

NON-INTEREST EXPENSE

Noninterest expense was $18.4 million for the quarter ended December 31, 2025, compared to $28.4 million for the prior quarter, representing a decrease of $10.0 million, or 35.3%.

•
Data processing expense increased $1.0 million to $3.3 million, which was primarily the result of an increase of $460 thousand in core processing due to favorable billing adjustments in the prior quarter as well as an increase of $263 thousand in software licensing expense related to the Company’s continued investment in technology.
•
Deposit insurance expense decreased to $217 thousand from $651 thousand, which was the result of a favorable adjustment to the accrual of FDIC expense and related to an increase in the Bank’s total capital levels.
•
Other general and administrative expenses decreased $9.9 million to $1.8 million, primarily due to the $10.0 million contribution to the Avidia Bank Charitable Foundation, Inc, in the prior quarter.

Noninterest expense was $87.8 million for the year ended December 31, 2025, compared to $73.1 million for the year ended December 31, 2024, representing an increase of $14.7 million, or 20.1%.

•
Other general and administrative expenses increased $8.8 million to $17.5 million, primarily due to the $10.0 million contribution to the Avidia Bank Charitable Foundation, Inc, during 2025.
•
Salaries and benefits increased $5.0 million primarily due to $1.1 million in termination costs associated with the bank’s long term incentive plan, $1.1 million in costs associated with the installation of the bank’s employee stock ownership plan and $1.3 million of an increase in salaries.

INCOME TAXES

Income tax expense for the quarter ended December 31, 2025, was $2.4 million, compared to an income tax benefit of $1.0 million in the prior quarter. Income tax benefit for the year ended December 31, 2025, was $2.4 million, compared to an income tax expense of $3.9 million for the year ended December 31, 2024.

ASSET QUALITY

The allowance for credit losses was $22.0 million as of December 31, 2025, or 0.96% of total loans, compared to $24.3 million, or 1.07% of total loans at September 30, 2025.

•
The Company recorded provisions for credit losses on loans of $1.4 million in the fourth quarter.
•
The Company recorded net charge-offs of $3.7 million, or 0.65% annualized during the quarter ended December 31, 2025, compared to 0.11% in the quarter ended September 30, 2025 as the Company deemed balances on previously recorded non-performing loans as uncollectable.
•
Non-performing loans totaled $20.2 million as of December 31, 2025, an increase of $2.6 million from the quarter ended September 30, 2025, primarily due to an increase of $6.1 million in non-performing commercial real estate loans, offset by the decrease of $1.4 million non-performing commercial loans and another $2.5 million decrease in non-performing construction loans.
•
Total non-accrual loans to total loans was 0.88% as of December 31, 2025, compared to 0.77% as of September 30, 2025.
•
The collateral for a $25.0 million land loan for the development of a life sciences facility that was charged down by $16.7 million in the first quarter of 2025 was sold at foreclosure auction in January 2026. Though the sale has yet to close, the Company used the sale price to record an additional charge-off of $2.5 million in the fourth quarter. A specific reserve had been established in the third quarter so the impact on the provision for credit losses was reduced.

ABOUT AVIDIA BANCORP, INC.

Avidia Bancorp, Inc. is the bank holding company of Avidia Bank. Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided at the end of this document. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this document as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other similar expressions which do not relate to historical matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance. You should not place undue reliance on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Our actual results could differ materially from those presented in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions nationwide and in our local markets, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation; conditions in the capital and debt markets; reductions in net interest income resulting from interest rate volatility and changes in the balances and mix of our loans and deposits; changes in market interest rates and real estate values; decreases in the value of securities and other assets or in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents; fraud; natural disasters; the risk that we may be unsuccessful in implementing our business strategy; and the other risks and uncertainties disclosed in Avidia Bancorp, Inc.’s definitive prospectus dated May 13, 2025, as filed the U.S. Securities and Exchange Commission. Forward looking statements speak only as of the date of this release, and we do not undertake any obligation to update or revise any of them to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation.

Avidia Bancorp, Inc.
Selected Consolidated Financial Highlights (Unaudited)

	At or for the Quarters Ended			At or for the Years Ended
(Dollars in thousands, except per share data)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Earnings Data:
Net interest income	$23,609	$23,432	$19,082	$86,541	$73,260
Total non-interest income	3,716	4,526	3,159	17,024	17,019
Total non-interest expense	18,361	28,369	18,139	87,805	73,097
Provision for credit losses	1,217	1,540	(686)	21,443	1,779
Income (loss) before income tax expense	7,747	(1,951)	4,788	(5,683)	15,403
Net income (loss)	5,333	(907)	3,509	(3,289)	11,484
Per-Share Data:
Earnings (loss) per share, basic	$0.29	$(0.05)	N/A	$(0.18)	N/A
Earnings (loss) per share, diluted	0.29	(0.05)	N/A	$(0.18)	N/A
Book value per share	18.88	18.53	N/A	18.88	N/A
Tangible book value per share (non-GAAP)	18.28	17.94	N/A	18.28	N/A
Performance Ratios:
Return on average assets (annualized)	0.77%	-0.13%	0.53%	-0.12%	0.44%
Return on average equity (annualized)	5.66	-1.14	8.07	-1.22	6.18
Net interest margin(1)	3.54	3.43	3.00	3.29	2.92
Cost of deposits	1.35	1.33	1.62	1.40	1.63
Yield on loans	5.34	5.21	5.14	5.23	5.15
Interest rate spread (2)	3.04	3.02	2.48	2.85	2.41
Noninterest income as a percentage of average assets	0.54	0.64	0.48	0.62	0.65
Noninterest expense as a percentage of average assets	2.66	4.02	2.75	3.20	2.78
Efficiency ratio(3)	67.19	101.47	81.56	84.78	80.97
Average interest-earning assets as a percentage of average interest-bearing liabilities	132.56	127.08	126.46	126.47	125.24
Balance Sheet, (end of period):
Total assets	$2,837,090	$2,787,010	$2,656,539	$2,837,090	$2,656,539
Total earning assets	2,722,357	2,669,662	2,543,243	2,722,357	2,543,243
Total loans	2,298,466	2,274,747	2,198,200	2,298,466	2,198,200
Total deposits	2,128,283	2,079,578	2,066,832	2,128,283	2,066,832
Total shareholders' equity	378,994	372,037	193,827	378,994	193,827
Asset Quality:
Allowance for credit losses	$22,018	$24,284	$21,741	$22,018	$21,741
Allowance for credit losses as a percentage of total loans	0.96%	1.07%	0.99%	0.96	0.99
Allowance for credit losses as a percentage of non-performing loans	109.03	137.79	543.93	109.03	543.93
Allowance for credit losses as a percentage of non-accrual loans	109.03	137.79	543.93	109.03	543.93
Non-accrual loans as a percentage of total loans	0.88	0.77	0.18	0.88	0.18
Net (charge-offs) recoveries as a percentage of average loans (annualized)	(0.65)	(0.11)	0.00	(0.96)	(0.05)
Total non-accruing assets as a percentage of total assets	0.71	0.63	0.15	0.71	0.15
Total non-performing assets as a percentage of total assets	0.71	0.63	0.15	0.71	0.15
Capital Ratios:
Total shareholders' equity as a percentage of total assets	13.36%	13.35%	7.30%	13.36%	7.30%
Tangible shareholders' equity as a percentage of tangible assets (non-GAAP)	12.99	12.98	6.88	12.99	6.88
Total capital as a percentage of risk-weighted assets (4)	19.66	19.89	12.24	19.66	12.24
Tier 1 capital as a percentage of risk-weighted assets (4)	17.35	17.42	9.83	17.35	9.83
Common equity tier 1 capital as a percentage of risk-weighted assets (4)	17.35	17.42	9.83	17.35	9.83
Tier 1 capital as a percentage of average assets (4)	13.84	13.11	8.72	13.84	8.72

(1) Represents net interest income as a percentage of average interest-earning assets.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents noninterest expenses divided by the sum of net interest income and noninterest income.
(4) Presented as projected for December 31, 2025 and actual for the remaining dates.

Avidia Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	As of			Dec. 31, 2025 Change From
(Dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Sept. 30, 2025		Dec. 31, 2024
Assets
Cash and due from banks	$15,903	$15,484	$15,660	$419	2.7%	$243	1.6%
Short-term investments	129,551	96,384	46,784	33,167	34.4	82,767	176.9
Total cash and cash equivalents	145,454	111,868	62,444	33,586	30.0	83,010	132.9

Securities available for sale, at fair value	269,139	269,308	265,933	(169)	(0.1)	3,206	1.2
Securities held to maturity, at amortized cost	13,000	15,747	16,747	(2,747)	(17.4)	(3,747)	(22.4)
Total securities	282,139	285,055	282,680	(2,916)	(1.0)	(541)	(0.2)

Federal Home Loan Bank stock, at cost	11,801	11,731	14,729	70	0.6	(2,928)	(19.9)

Loans held for sale	400	1,745	850	(1,345)	(77.1)	(450)	(52.9)

Total loans	2,298,466	2,274,747	2,198,200	23,719	1.0	100,266	4.6
Less: Allowance for credit losses	(22,018)	(24,284)	(21,741)	2,266	(9.3)	(277)	1.3
Net loans	2,276,448	2,250,463	2,176,459	25,985	1.2	99,989	4.6

Premises and equipment, net	29,183	29,270	28,498	(87)	(0.3)	685	2.4
Bank-owned life insurance	36,660	36,375	35,526	285	0.8	1,134	3.2
Accrued interest receivable	8,537	8,141	8,897	396	4.9	(360)	(4.0)
Net deferred tax asset	10,372	10,832	12,795	(460)	(4.2)	(2,423)	(18.9)
Goodwill	11,936	11,936	11,936	-	-	-	-
Mortgage servicing rights	3,033	3,149	3,488	(116)	(3.7)	(455)	(13.0)
Other assets	21,127	26,445	18,237	(5,318)	(20.1)	2,890	15.8
Total assets	$2,837,090	$2,787,010	$2,656,539	$50,080	1.8%	$180,551	6.8%

Liabilities
Deposits	$2,128,283	$2,079,578	$2,066,832	$48,705	2.3%	$61,451	3.0%
Federal Home Loan Bank advances	260,000	260,000	325,000	-	-	(65,000)	(20.0)
Subordinated debt	27,815	27,778	27,679	37	0.1	136	0.5
Accrued expenses and other liabilities	41,998	47,617	43,201	(5,619)	(11.8)	(1,203)	(2.8)
Total liabilities	$2,458,096	$2,414,973	$2,462,712	$43,123	1.8%	$(4,616)	(0.2)%

Shareholders' equity:
Common Stock	$201	$201	$-	$-	-%	$201	-%
Additional paid-in capital	194,899	195,029	-	(130)	(0.1)	194,899	-
Unallocated ESOP common stock	(15,258)	(15,459)	-	201	(1.3)	(15,258)	-
Retained earnings	211,981	206,648	215,270	5,333	2.6	(3,289)	(1.5)
Accumulated other comprehensive loss	(12,829)	(14,382)	(21,443)	1,553	(10.8)	8,614	(40.2)
Total shareholders' equity	$378,994	$372,037	$193,827	$6,957	1.9%	$185,167	95.5%

Total liabilities and shareholders' equity	$2,837,090	$2,787,010	$2,656,539	$50,080	1.8%	$180,551	6.8%

Avidia Bancorp, Inc.
Consolidated Loan and Deposit Analysis (Unaudited)

Loan Analysis

	At or for the Quarters Ended			Dec. 31, 2025 Change From
(Dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Sept. 30, 2025		Dec. 31, 2024
Real estate loans
Home equity and second mortgages	$78,350	$76,027	$66,326	$2,323	3.1%	$12,024	18.1%
One to four family residential	518,225	521,606	511,495	(3,381)	(0.6)	6,730	1.3
Commercial real estate	534,855	526,345	484,106	8,510	1.6	50,749	10.5
Commercial real estate multi-family	104,695	98,647	83,905	6,048	6.1	20,790	24.8
Construction & land	57,005	51,311	49,028	5,694	11.1	7,977	16.3
Total real estate loans	1,293,130	1,273,936	1,194,860	19,194	1.5	98,270	8.2
Commercial loans
Commercial & industrial	491,765	495,263	499,920	(3,498)	(0.7)	(8,155)	(1.6)
Condominium associations	506,683	498,164	494,875	8,519	1.7	11,808	2.4
PPP loans	11	40	264	(29)	(72.5)	(253)	(95.8)
Total commercial loans	998,459	993,467	995,059	4,992	0.5	3,400	0.3
Consumer loans
Consumer	3,877	4,274	5,060	(397)	(9.3)	(1,183)	(23.4)
Total consumer loans	3,877	4,274	5,060	(397)	(9.3)	(1,183)	(23.4)
Total loans	2,295,466	2,271,677	2,194,979	23,789	1.0	100,487	4.6
Allowance for credit losses	(22,018)	(24,284)	(21,741)	2,266	(9.3)	(277)	1.3
Net deferred loan costs	3,000	3,070	3,221	(70)	(2.3)	(221)	(6.9)
Loans, net	$2,276,448	$2,250,463	$2,176,459	$25,985	1.2%	$99,989	4.6%

Deposit Analysis

	At or for the Quarters Ended			Dec. 31, 2025 Change From
(Dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Sept. 30, 2025		Dec. 31, 2024
Demand	$359,819	$342,867	$355,087	$16,952	4.9%	$4,732	1.3%
NOW	770,350	708,096	683,548	62,254	8.8	86,802	12.7
Money market	250,062	278,095	250,878	(28,033)	(10.1)	(816)	(0.3)
Savings	425,400	417,010	386,759	8,390	2.0	38,641	10.0
Certificates of deposits	322,652	333,510	390,560	(10,858)	(3.3)	(67,908)	(17.4)
Total deposits	$2,128,283	$2,079,578	$2,066,832	$48,705	2.3%	$61,451	3.0%

Avidia Bancorp, Inc.
Consolidated Statements of Operations QTD (Unaudited)

				Three Months Ended Dec. 31, 2025 Change
	Three Months Ended			From Three Months Ended
(Dollars in thousands, except per share data)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024	Sept. 30, 2025		Dec. 31, 2024
Interest and dividend income:
Loans, including fees	$30,716	$29,727	$28,347	$989	3.3%	$2,369	8.4%
Securities	2,530	2,567	2,624	(37)	(1.4)	(94)	(3.6)
Other	512	1,588	495	(1,076)	(67.8)	17	3.4
Total interest and dividend income	33,758	33,882	31,466	(124)	(0.4)	2,292	7.3
Interest expense:
Deposits	6,948	7,268	8,266	(320)	(4.4)	(1,318)	(15.9)
Federal Home Loan Bank advances	2,849	2,827	3,803	22	0.8	(954)	(25.1)
Subordinated debt	352	355	315	(3)	(0.8)	37	11.7
Total interest expense	10,149	10,450	12,384	(301)	(2.9)	(2,235)	(18.0)
Net interest income:	23,609	23,432	19,082	177	0.8	4,527	23.7
Provision expense for credit losses - loans	1,440	1,480	138	(40)	(2.7)	1,302	943.5
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	(223)	60	(824)	(283)	(471.7)	601	(72.9)
Net interest income, after provision expense for credit losses	22,392	21,892	19,768	500	2.3	2,624	13.3
Non-interest income:
Customer service fees	918	912	922	6	0.7	(4)	(0.4)
Net (loss) on sale of securities available for sale	(218)	-	(1,876)	(218)	100.0	1,658	(88.4)
Net recognized gain on equity securities	-	-	64	-	-	(64)	(100.0)
Payment processing income	1,720	1,857	1,900	(137)	(7.4)	(180)	(9.5)
Income on bank-owned life insurance	285	279	257	6	2.2	28	10.9
Mortgage banking income	103	121	589	(18)	(14.9)	(486)	(82.5)
Investment commissions	380	358	357	22	6.1	23	6.4
Other	528	999	946	(471)	(47.1)	(418)	(44.2)
Total non-interest income	3,716	4,526	3,159	(810)	(17.9)	557	17.6
Non-interest expense:
Salaries and employee benefits	9,476	9,773	9,221	(297)	(3.0)	255	2.8
Occupancy and equipment	1,658	1,933	1,941	(275)	(14.2)	(283)	(14.6)
Data processing	3,251	2,251	2,834	1,000	44.4	417	14.7
Professional fees	818	790	468	28	3.5	350	74.8
Payment processing	363	526	1,165	(163)	(31.0)	(802)	(68.8)
Deposit insurance	217	651	447	(434)	(66.7)	(230)	(51.5)
Advertising	408	423	310	(15)	(3.5)	98	31.6
Telecommunications	91	81	93	10	12.3	(2)	(2.2)
Problem loan and foreclosed real estate, net	245	179	60	66	36.9	185	308.3
Other general and administrative	1,834	11,762	1,600	(9,928)	(84.4)	234	14.6
Total non-interest expense	18,361	28,369	18,139	(10,008)	(35.3)	222	1.2
Income (loss) before income tax expense	7,747	(1,951)	4,788	9,698	(497.1)	2,959	61.8
Income tax expense (benefit)	2,414	(1,044)	1,279	3,458	(331.2)	1,135	88.7
Net income (loss)	$5,333	$(907)	$3,509	$6,240	(688.0)%	$1,824	52.0%

Share data:
Weighted average common shares outstanding, basic	18,537	18,520	N/A	17	0.1%	N/A	N/A
Weighted average common shares outstanding diluted	18,537	18,520	N/A	17	0.1	N/A	N/A
Earnings (loss) per share, basic	$0.29	$(0.05)	N/A	$0.34	(687.5)	N/A	N/A
Earnings (loss) per share, diluted	$0.29	$(0.05)	N/A	$0.34	(687.5)	N/A	N/A

Avidia Bancorp, Inc.
Consolidated Statements of Operations YTD (Unaudited)

	Years Ended		Year Ended Dec. 31, 2025 Change
(Dollars in thousands, except per share data)	Dec. 31, 2025	Dec. 31, 2024	From Year Ended Dec. 31, 2024
Interest and dividend income:
Loans, including fees	$117,542	$111,536	$6,006	5.4%
Securities	10,304	10,249	55	0.5
Other	2,736	1,948	788	40.5
Total interest and dividend income	130,582	123,733	6,849	5.5
Interest expense:
Deposits	29,552	32,870	(3,318)	(10.1)
Federal Home Loan Bank advances	13,116	16,343	(3,227)	(19.7)
Subordinated debt	1,373	1,260	113	9.0
Total interest expense	44,041	50,473	(6,432)	(12.7)
Net interest income:	86,541	73,260	13,281	18.1
Provision expense for credit losses - loans	21,748	2,103	19,645	934.1
Provision (reversal) for credit losses - off-balance sheet credit exposures	(305)	(324)	19	(5.9)
Net interest income, after provision expense for credit losses	65,098	71,481	(6,383)	(8.9)
Non-interest income:
Customer service fees	3,570	3,637	(67)	(1.8)
Net (loss) on sale of securities available for sale	(837)	(4,234)	3,397	(80.2)
Net recognized gain on equity securities	-	2,597	(2,597)	(100.0)
Payment processing income	7,849	7,489	360	4.8
Income on bank-owned life insurance	1,132	927	205	22.1
Mortgage banking income	402	1,568	(1,166)	(74.4)
Investment commissions	1,400	1,393	7	-
Other	3,508	3,642	(134)	(3.7)
Total non-interest income	17,024	17,019	5	0.0
Non-interest expense:
Salaries and employee benefits	39,724	34,721	5,003	14.4
Occupancy and equipment	6,342	8,319	(1,977)	(23.8)
Data processing	13,183	10,123	3,060	30.2
Professional fees	3,356	2,288	1,068	46.7
Payment processing	2,863	4,230	(1,367)	(32.3)
Deposit insurance	2,281	2,481	(200)	(8.1)
Advertising	1,427	1,432	(5)	(0.3)
Telecommunications	360	383	(23)	(6.0)
Problem loan and foreclosed real estate, net	731	349	382	109.5
Other general and administrative	17,538	8,771	8,767	100.0
Total non-interest expense	87,805	73,097	14,708	20.1
(Loss) income before income tax expense	(5,683)	15,403	(21,086)	(136.9)
Income tax (benefit) expense	(2,394)	3,919	(6,313)	(161.1)
Net (loss) income	$(3,289)	$11,484	$(14,773)	(128.6)%

Share data:
Weighted average common shares outstanding, basic	18,531	N/A	N/A	N/A
Weighted average common shares outstanding diluted	18,531	N/A	N/A	N/A
(Loss) per share, basic	$(0.18)	N/A	N/A	N/A
(Loss) per share, diluted	$(0.18)	N/A	N/A	N/A

Avidia Bancorp, Inc.
Average Balances and Average Yields And Costs (Unaudited)

	For the Quarters Ended
	Dec. 31, 2025			Sept. 30, 2025			Dec. 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
Interest-earning assets:
Short-term investments	$72,847	$512	2.79%	$150,428	$1,588	4.19%	$54,300	$495	3.63%
Securities	295,120	2,530	3.40	292,031	2,567	3.49	286,897	2,624	3.64
Loans	2,280,267	30,716	5.34	2,264,095	29,727	5.21	2,192,961	28,347	5.14
Total interest-earning assets	2,648,234	33,758	5.06	2,706,554	33,882	4.97	2,534,158	31,466	4.94
Noninterest-earning assets	107,874			116,574			106,087
Total assets	$2,756,108			$2,823,128			$2,640,245
Interest-bearing liabilities:
NOW accounts	$684,815	$804	0.47%	$822,525	$833	0.40%	$583,135	$774	0.53%
Money market accounts	277,852	898	1.28	274,203	918	1.33	269,584	891	1.32
Regular and other savings accounts	419,232	2,278	2.16	411,941	2,407	2.32	367,740	2,176	2.35
Certificates of deposit	328,333	2,968	3.59	334,638	3,110	3.69	399,508	4,425	4.41
Total interest-bearing deposits	1,710,231	6,948	1.61	1,843,307	7,268	1.56	1,619,967	8,266	2.03
FHLB advances and other borrowings (1)	259,702	2,849	4.35	258,782	2,827	4.33	356,313	3,803	4.25
Subordinated debt	27,791	352	5.03	27,753	355	5.07	27,654	315	4.53
Total interest-bearing liabilities	1,997,724	10,149	2.02	2,129,842	10,450	1.95	2,003,934	12,384	2.46
Noninterest-bearing demand deposits	349,454			341,083			422,435
Other noninterest-bearing liabilities	32,301			34,777			39,885
Total liabilities	2,379,478			2,505,702			2,466,254
Total shareholders' equity	376,630			317,426			173,991
Total liabilities and capital	$2,756,108			$2,823,128			$2,640,245

Net interest income		$23,609			$23,432			$19,082
Net interest rate spread (2)			3.04%			3.02%			2.48%
Net interest-earning assets (3)	$650,510			$576,712			$530,224
Net interest margin (4)			3.54%			3.43%			3.00%
Cost of deposits			1.35%			1.33%			1.62%
Average interest-earning assets to interest-bearing liabilities			132.56%			127.08%			126.46%

(1) Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.

Avidia Bancorp, Inc.
Asset Quality Data (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024
Non-Performing Assets
Non-accrual loans:
Residential	$720	$387	$1,350
Construction	6,478	8,930	-
Commercial real estate	6,126	-	-
Commercial	6,870	8,307	2,647
Total non-accrual loans	$20,194	$17,624	$3,997
Other real estate owned	-	-	-
Total non-performing assets	$20,194	$17,624	$3,997

Total non-accrual loans to total loans	0.88%	0.77%	0.18%
Total non-performing assets to total loans	0.88	0.77	0.18

Allowance for Credit Losses
Allowance for credit losses, beginning of period	$24,284	$23,425	$21,585
Charged-off loans	(3,790)	(844)	(59)
Recoveries on charged-off loans	84	223	77
Net loan (charge-offs) recoveries	(3,706)	(621)	18
Provision expense for credit losses	1,440	1,480	138
Allowance for credit losses, end of period	$22,018	$24,284	$21,741

Allowance for credit losses to total loans	0.96%	1.07%	0.99%
Allowance for credit losses to non-accrual loans	109.03	137.79	543.93
Allowance for credit losses to non-performing loans	109.03	137.79	543.93

Net loans (charge-offs) recoveries
Residential	$1	$2	$1
Construction	(2,454)	-	-
Commercial real estate	-	135	25
Commercial	(1,260)	(766)	(15)
Consumer	7	8	7
Total net loan (charge-offs) recoveries	$(3,706)	$(621)	$18

Net loan (charge-offs) recoveries to average loans (annualized)	(0.65)%	(0.11)%	-%

Avidia Bancorp, Inc.
Non-GAAP Reconciliation (Unaudited)

	As of
(Dollars in thousands, except per share data)	Dec. 31, 2025	Sept. 30, 2025	Dec. 31, 2024
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$378,994	$372,037	$193,827
Less: Goodwill	11,936	11,936	11,936
Tangible shareholders' equity (non-GAAP)	$367,058	$360,101	$181,891

Tangible assets:
Total assets (GAAP)	$2,837,090	$2,787,010	$2,656,539
Less: Goodwill	11,936	11,936	11,936
Tangible assets (non-GAAP)	$2,825,154	$2,775,074	$2,644,603

Shareholders' equity to assets (GAAP)	13.36%	13.35%	7.30%
Tangible shareholders' equity to tangible assets (non-GAAP)	12.99%	12.98%	6.88%

Common shares outstanding, including unallocated ESOP shares	20,076	20,076	N/A

Book value per common share (GAAP)	$18.88	$18.53	N/A
Tangible book value per common share (non-GAAP)	$18.28	$17.94	N/A